Exhibit 99.1

Allied Nevada Announces Appointment of Steven Jones as Executive Vice President and Chief Financial Officer

March 6, 2012 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) is pleased to announce that Steven Jones has joined the Company as Executive Vice President and Chief Financial Officer, effective immediately. In addition to leading the Company’s financial functions, Steve will be integral to building the financial requirements, finalizing concentrate marketing schemes and positioning the Company for the next phase of development as we build the $1.2 billion capital expansion at Hycroft.

“We are very pleased to have attracted an individual with the financial savvy and market knowledge that Steve brings to the Company,” commented Scott Caldwell, President and CEO of Allied Nevada. “I have worked with Steve at Freeport McMoran where we successfully completed one of several major expansions at the Grasberg mine. Steve has financed and built many other large mining projects worldwide and his will be a pivotal role as we drive forward in achieving the next phase of the Company’s growth objectives.”

Steve was most recently President, CFO and Director of EPM Mining Ventures Inc. Prior to that, Steve was Senior Vice President and Chief Financial Officer for Katanga Mining where he successfully raised approximately $300 million through various debt financing instruments and managed the concentrate marketing group. Other previous roles include Riverway Petroleum Partners and El Paso Corporation in the oil and gas sector, and Freeport McMoran where he held various positions with responsibilities ranging from marketing concentrates to leading the financial group through acquisitions and raising capital. Steve holds his B.B.A. in Finance and is a CPA.

Following an integration period, Hal Kirby, Mr. Jones’ predecessor, will take an extended leave of absence to focus on personal pursuits.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the Company’s expectation of the projected timing and outcome of engineering studies; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; mineral reserve and resource estimates; estimates of gold and silver grades; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

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